EXHIBIT 99

          ICOS Corporation Reports Results for Third Quarter of 2004; Cialis US Sales Increased 38% over Previous Quarter to $70 Million

     BOTHELL, Wash.--(BUSINESS WIRE)--Nov. 4, 2004--

            2004 Year-to-Date Worldwide Cialis Sales Top $399 Million

     ICOS Corporation (Nasdaq:ICOS) today released its financial results for the three and nine months ended September 30, 2004, and summarized recent events.

     Recent Events

     During the 2004 third quarter, worldwide sales of Cialis(1) (tadalafil), a treatment for erectile dysfunction (ED), totaled $154.1 million. Cialis sales reported by Lilly ICOS LLC (Lilly ICOS) were $70.2 million in the United States, $43.4 million in Europe and $9.4 million in Canada and Mexico. Sales in territories outside of North America and Europe are reported by Eli Lilly and Company and totaled $31.1 million during the period. Lilly ICOS financial results, for the third quarter of 2004, were reported on October 21, 2004.
     "We are pleased with the continued growth in sales of Cialis in the 2004 third quarter," reflected Paul N. Clark, ICOS Chairman and CEO. "More and more doctors and patients are experiencing Cialis and making it their product of choice due to its extended duration of action and lack of food interaction. In the U.S., an analysis of IMS data shows that Cialis is the number one PDE5 inhibitor for patients switching from one erectile dysfunction medication to another."
     Recently, Lilly ICOS initiated a Phase 2 clinical study of tadalafil to treat patients with benign prostatic hyperplasia (BPH). Preclinical data in human tissue show that tadalafil, a PDE5 inhibitor, may cause a relaxation of the smooth muscle within the prostate, which has the potential to relieve urinary symptoms that are common in men as they age. An estimated 6 million men in the U.S. and Europe are currently receiving drug treatment for BPH.
     "The incidence of BPH increases with age, and over half of men aged 50 years or older experience symptoms," commented David Goodkin, M.D., Vice President, Therapeutic Development and Chief Medical Officer. "Many men suffer from both ED and BPH, and tadalafil could potentially prove a treatment of choice if it is shown to be effective for both disorders."
     A Phase 2 clinical study with IC485, an orally administered, small molecule PDE4 inhibitor, is on schedule to conclude and provide clinical results in the first half of 2005. The study is enrolling patients with chronic obstructive pulmonary disease (COPD), a serious lung disease. For decades the death rate due to COPD has been increasing, whereas medical progress has been lowering death rates and increasing life expectancy for most other major illnesses.
     "Our preclinical programs are steadily progressing. We expect to advance one or two compounds into clinical studies within the next year or so," observed
W. Michael Gallatin, Ph.D., Vice President and Scientific Director. "The most advanced discovery and preclinical research compounds include phosphodiesterase inhibitors for inflammatory and other diseases, an oral leukocyte function-associated antigen one (LFA-1) antagonist for psoriasis, a cell cycle checkpoint inhibitor for cancer and an oral kinase antagonist used as a modulator of B lymphocyte function for inflammatory diseases, such as autoimmune disorders, and for cancer."

     Financial Results

     For the three months ended September 30, 2004, ICOS reported a net loss of $26.6 million ($0.42 per share), compared to a net loss of $39.3 million ($0.63 per share) for the three months ended September 30, 2003.
     Equity in losses of Lilly ICOS was $10.5 million in the third quarter of 2004, compared to $16.9 million in the third quarter of 2003. The lower Lilly ICOS losses reflect continued revenue growth from sales of Cialis around the world, partially offset by higher 2004 sales and marketing costs associated with the timing of launches of Cialis in the United States, Canada and Mexico. Cialis was launched in Europe beginning in February 2003, became available in Mexico in August 2003, and was introduced in Canada and the United States in November 2003. Today, Cialis is sold in approximately 100 countries around the world.
     ICOS Corporation's total revenue was $19.7 million in the third quarter of 2004, compared to $12.1 million in the third quarter of 2003.
     Collaboration revenue from affiliates (cost reimbursement revenue) totaled $14.0 million in the third quarter of 2004, compared to $5.3 million in the third quarter of 2003. The increase reflects higher revenue from Lilly ICOS, primarily reimbursement of costs associated with our sales force promoting Cialis in the United States.
     Contract manufacturing revenue decreased from $6.8 million in the third quarter of 2003, to $5.8 million in the third quarter of 2004. Contract manufacturing expenses decreased from $4.6 million in the third quarter of 2003, to $3.6 million in the third quarter of 2004. The decreases are primarily due to the nature and timing of services provided under third-party manufacturing contracts.
     Total operating expenses were $35.6 million in the third quarter of 2004, compared to $34.9 million in the third quarter of 2003.
     Research and development expenses decreased $0.7 million from the third quarter of 2003, to $17.9 million in the third quarter of 2004. The decrease was primarily due to discontinuation of certain clinical programs in 2003 and early 2004, partially offset by increased costs related to activities associated with IC485 and incremental Lilly ICOS research and development activities being performed by ICOS personnel in the current year.
     Marketing and selling expenses increased $1.6 million from the third quarter of 2003, to $9.8 million in the third quarter of 2004. The increase reflects costs associated with our U.S. sales force promoting Cialis, which was initially deployed late in the 2003 third quarter.
     In the third quarter of 2004 and 2003, we incurred $1.7 million and $1.9 million, respectively, of interest expense on $278.7 million of 2% convertible subordinated debt, issued in June and July 2003.
     Interest and other income totaled $1.4 million in the third quarter of 2004, compared to $2.3 million in the third quarter of 2003. The decrease primarily reflects lower average invested balances during the 2004 period, partially offset by higher average interest rates.
     For the nine months ended September 30, 2004, ICOS reported a net loss of $164.8 million ($2.60 per share), compared to a net loss of $91.3 million ($1.46 per share) for the nine months ended September 30, 2003. The 2004 increase is primarily due to our 50% share of higher Lilly ICOS losses, reflecting sales and marketing costs associated with the timing of launches of Cialis in the United States, Canada and Mexico. 2003 results also included approximately $22.0 million of revenue from licenses of technology recognized in conjunction with our reacquisition of sole development rights to the LFA-1 antagonist program, and a $10.0 million gain upon the sale of our partnership interests in ICOS-Texas Biotechnology L.P. to Encysive Pharmaceuticals, Inc.
     At September 30, 2004, we had cash, cash equivalents, investment securities and associated interest receivable of $296.9 million.

     Financial Guidance

     We presently expect that ICOS Corporation's 2004 net loss will be within the following ranges:

     -- Fourth Quarter: $28 million ($0.44 per share) to $38 million ($0.59 per share);

     -- Full Year: $193 million ($3.04 per share) to $203 million ($3.20 per share).

     We expect Lilly ICOS' net loss to be in the range of $20 million to $35 million for the 2004 fourth quarter, and $250 million to $265 million for the 2004 full year.
     ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. ICOS is marketing its first product, Cialis, for the treatment of erectile dysfunction, through Lilly ICOS LLC. ICOS is working to develop treatments for serious unmet medical conditions such as chronic obstructive pulmonary disease, benign prostatic hyperplasia, cancer and inflammatory diseases.
     Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.
     The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

     Conference Call

     As previously announced, today, beginning at 4:30 p.m. EST, ICOS will host a conference call to review 2004 third quarter financial results and related matters, including financial guidance and plans for the remainder of 2004. The conference call can be accessed as a webcast at www.icos.com, in the Investor/Events section, or by telephone, using the Passcode 744674, live at 612-326-1011, or as a replay at 320-365-3844. The webcast will be available until November 11, 2004 at 4:30 pm EST. The telephone replay will be available until November 5, 2004 at 8:30 pm EST.

     (1) Cialis(R) is a registered trademark of Lilly ICOS LLC.


                  ICOS Corporation and Subsidiaries
                 SELECTED CONSOLIDATED FINANCIAL DATA
                (in thousands, except per share data)
                             (unaudited)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2004      2003       2004      2003
                               --------  --------  ---------  --------
Condensed Consolidated
 Statements of Operations:

Revenue:
  Collaboration revenue from
   affiliates                 $ 13,958  $  5,339  $  42,722  $ 13,329
  Licenses of technology             -         -          -    21,976
  Contract manufacturing         5,786     6,764     11,471    10,586
                               --------  --------  ---------  --------
     Total revenue              19,744    12,103     54,193    45,891
                               --------  --------  ---------  --------

Operating expenses:
  Research and development      17,933    18,613     52,723    66,870
  Marketing and selling          9,827     8,212     29,730    10,366
  Cost of contract
   manufacturing                 3,617     4,630      9,121     7,646
  General and administrative     4,179     3,404     12,380    10,879
                               --------  --------  ---------  --------
     Total operating expenses   35,556    34,859    103,954    95,761
                               --------  --------  ---------  --------
              Operating loss   (15,812)  (22,756)   (49,761)  (49,870)

Other income (expense):
  Equity in losses of Lilly
   ICOS                        (10,528)  (16,941)  (114,855)  (58,533)
  Gain on sale of partnership
   interests                         -         -          -    10,000
  Interest expense              (1,704)   (1,868)    (5,120)   (1,866)
  Interest and other income      1,444     2,256      4,935     8,308
                               --------  --------  ---------  --------
Loss before income taxes       (26,600)  (39,309)  (164,801)  (91,961)
Income tax recovery                  -         -          -       612
                               --------  --------  ---------  --------
Net loss                      $(26,600) $(39,309) $(164,801) $(91,349)
                               ========  ========  =========  ========
Net loss per common share -
 basic and diluted            $  (0.42) $  (0.63) $   (2.60) $  (1.46)
                               ========  ========  =========  ========

Weighted average common shares
 outstanding - basic and
 diluted                        63,498    62,717     63,388    62,433
                               ========  ========  =========  ========

Condensed Consolidated
 Balance Sheets:
                               Sept. 30,  Dec. 31,
                                 2004      2003
                               --------  --------
Cash, cash equivalents,
 investment securities and
 interest receivable          $296,864  $469,525
Receivables from affiliates     20,868    17,681
Note receivable                      -     6,000
Property and equipment, net     18,964    18,970
Deferred financing costs and
 other                          14,485    12,678
                               --------  --------
     Total assets             $351,181  $524,854
                               ========  ========

Due to affiliates             $ 11,115  $ 25,842
Other current liabilities       22,153    21,433
Convertible subordinated debt  278,650   278,650
Stockholders' equity            39,263   198,929
                               --------  --------
     Total liabilities and
      stockholders' equity    $351,181  $524,854
                               ========  ========


                  ICOS Corporation and Subsidiaries
                     SUPPLEMENTARY FINANCIAL DATA
                            (in thousands)
                             (unaudited)

The following table summarizes our revenue from collaborations and licenses of technology, and equity in losses of affiliates.

                                                 2004
                                  -----------------------------------
                                    Q1       Q2       Q3      TOTAL
                                 -------- -------- -------- ---------

Collaboration revenue
 from affiliates:
  Lilly ICOS LLC                 $14,067  $14,697  $13,958  $ 42,722
  Suncos Corporation                   -        -        -         -
  ICOS-Texas
   Biotechnology L.P.                  -        -        -         -
                                  -------  -------  -------  --------
                                 $14,067  $14,697  $13,958  $ 42,722
                                  =======  =======  =======  ========
Licenses of technology:
  Lilly ICOS LLC                 $     -  $     -  $     -  $      -
  Biogen IDEC, Inc.                    -        -        -         -
                                  -------  -------  -------  --------
                                 $     -  $     -  $     -  $      -
                                  =======  =======  =======  ========
Equity in losses of
 affiliates:
  Lilly ICOS LLC                 $69,237  $35,090  $10,528  $114,855
  Suncos Corporation                   -        -        -         -
                                  -------  -------  -------  --------
                                 $69,237  $35,090  $10,528  $114,855
                                  =======  =======  =======  ========

                                              2003
                           -------------------------------------------
                             Q1       Q2       Q3       Q4     TOTAL
                          -------- -------- -------- -------- --------

Collaboration revenue
 from affiliates:
  Lilly ICOS LLC          $ 2,053  $ 2,210  $ 5,243  $12,587  $22,093
  Suncos Corporation        2,058      269       96       27    2,450
  ICOS-Texas
   Biotechnology L.P.       1,237      163        -        -    1,400
                           -------  -------  -------  -------  -------
                          $ 5,348  $ 2,642  $ 5,339  $12,614  $25,943
                           =======  =======  =======  =======  =======

Licenses of technology:
  Lilly ICOS LLC          $    31  $     -  $     -  $15,000  $15,031
  Biogen IDEC, Inc.           602   21,343        -        -   21,945
                           -------  -------  -------  -------  -------
                          $   633  $21,343  $     -  $15,000  $36,976
                           =======  =======  =======  =======  =======

Equity in losses of
 affiliates:
  Lilly ICOS LLC          $21,547  $20,045  $16,941  $28,787  $87,320
  Suncos Corporation            -        -        -     (140)    (140)
                           -------  -------  -------  -------  -------
                          $21,547  $20,045  $16,941  $28,647  $87,180
                           =======  =======  =======  =======  =======


                  ICOS Corporation and Subsidiaries
            SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                             (unaudited)

                                                2004
                              ----------------------------------------
                                 Q1        Q2        Q3       TOTAL
                             ---------- --------- --------- ----------
Revenue:
 Product sales, net
  United States             $  32,807  $ 50,768  $ 70,226  $ 153,801
  Europe                       36,356    45,301    43,414    125,071
  Canada and Mexico             5,854     8,931     9,380     24,165
                            ---------- --------- --------- ---------
                               75,017   105,000   123,020    303,037
 Royalties                      6,652     6,449     6,210     19,311
                             ---------  --------  --------  ---------
   Total revenue               81,669   111,449   129,230    322,348
                             ---------  --------  --------  ---------
Expenses:
 Cost of sales (b)              6,573     8,982    10,173     25,728
 Selling, general
  and
  administrative              195,053   157,838   123,222    476,113
 Research and
  development                  18,827    15,119    17,203     51,149
                             ---------  --------  --------  ---------
   Total expenses             220,453   181,939   150,598    552,990
                             ---------  --------  --------  ---------
Net loss (a)                $(138,784) $(70,490) $(21,368) $(230,642)
                             =========  ========  ========  =========

(a)ICOS Corporation's
    share of net
    loss                    $ (69,237) $(35,090) $(10,528)  (114,855)
                             =========  ========  ========  =========

(b) Beginning in December 2003, cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.


                                           2003
                     -------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                    --------- --------- --------- --------- ----------

Revenue:
 Product sales, net
  United States     $      -  $      -  $      -  $ 27,922  $  27,922
  Europe              16,615    21,853    26,154    30,442     95,064
  Canada and Mexico        -         -     2,295     4,547      6,842
                    --------- --------- --------- --------- ---------
                      16,615    21,853    28,449    62,911    129,828
 Royalties               975     3,115     4,352     6,263     14,705
                     --------  --------  --------  --------  ---------
   Total revenue      17,590    24,968    32,801    69,174    144,533
                     --------  --------  --------  --------  ---------
Expenses:
 Cost of sales (b)     1,604     2,170     2,803     5,966     12,543
 Selling, general
  and
  administrative      42,396    48,544    49,145   103,025    243,110
 Research and
  development         16,685    14,344    14,735    17,858     63,622
                     --------  --------  --------  --------  ---------
   Total expenses     60,685    65,058    66,683   126,849    319,275
                     --------  --------  --------  --------  ---------
Net loss (a)        $(43,095) $(40,090) $(33,882) $(57,675) $(174,742)
                     ========  ========  ========  ========  =========

(a) ICOS Corporation's
    share of net
    loss            $(21,547) $(20,045) $(16,941) $(28,787) $ (87,320)
                     ========  ========  ========  ========  =========

(b) Beginning in December 2003, cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.


     CONTACT: ICOS Corporation
              Lacy Fitzpatrick, 425-415-2207